SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 23, 2006
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition
On February 23, 2006 Universal Electronics Inc. (“UEI”) issued a press release announcing its financial result for the fourth quarter and year ended December 31, 2005 and certain other information. A copy of this press release is furnished with this Report herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Use of Non-GAAP Financial Information
Universal Electronics Inc. provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). The attached press release contains non-GAAP financial information. In addition, this non-GAAP financial information excludes the following types of costs and expenses that are included in GAAP prepared financial statements: (1) a write down of a balance due the company from a former European distributor and (2) the tax effect of such write down. Management reviews this non-GAAP financial information in evaluating our historical and projected financial performance and believes that it provides a more accurate measure of quarter-over-quarter and year-over-year financial performance and as such may assist investors in assessing our ongoing operations. The presentation of this additional information is not meant to be considered in isolation as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. In the press release attached hereto as Exhibit 99.1, we have provided a reconciliation of the non-GAAP financial information provided in the press release with the comparable financial information reported in accordance with GAAP for the given periods.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits. The following exhibit is furnished with this Report. 99.1 Press Release of Universal Electronics Inc. dated February 23, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: February 23, 2006	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Accounting Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated February 23, 2006